EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-152803, 333-174269 and 333-211242 on Form S-8 of our reports dated March 16, 2017, relating to the financial statements and financial statement schedule of Ampco-Pittsburgh Corporation, and the effectiveness of Ampco-Pittsburgh Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ampco-Pittsburgh Corporation for the year ended December 31, 2016.

Pittsburgh, Pennsylvania

March 16, 2017